UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 18, 2010 (August 16, 2010)

MASSEY ENERGY COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7775	95-0740960
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 North 4th Street, Richmond, Virginia 23219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On August 16, 2010, the Board of Directors of Massey Energy Company (the “Company”) appointed Robert B. Holland III and Linda J. Welty as Class I directors to serve until the annual meeting of the Company’s stockholders in 2012. Mr. Holland has been named to the Governance and Nominating Committee and the Safety and Environmental Committee of the Board of Directors. Ms. Welty has been named to the Governance and Nominating Committee and the Audit Committee of the Board of Directors. In addition, Mr. Holland and Ms. Welty were appointed as the only members of a new committee appointed by the Board of Directors to review all pending stockholder litigation and a related stockholder demand.

Mr. Holland has served in a variety of roles throughout his career. He is Executive Co-Chairman of Max Petroleum plc, an oil exploration company which trades on the AIM division of the London Stock Exchange, where he serves on the compensation committee and as audit committee chairman. Since July 2009, Mr. Holland also has served as a member of the board of directors and the compensation committee of Financial Guaranty Insurance Corporation, a bond and mortgage insurer. He has served on the boards of directors of the following U.S. publicly-traded companies during the previous five years: Pier 1 Imports, Inc., a specialty retail company, and Affiliated Computer Services, Inc., a provider of business process outsourcing and information technology services. From 2002 until 2006, Mr. Holland represented the United States on the Board of Executive Directors of the World Bank. During that time, he served on the World Bank’s audit committee. He holds a law degree from the University of Texas Law School, having practiced corporate law at Jackson Walker LLP and as General Counsel of Triton Energy Limited, a New York Stock Exchange listed international exploration company that was sold to Amerada Hess.

Ms. Welty is an experienced global business executive with a record of redirecting and rejuvenating various business enterprises, initiating and leading change within large organizations. During a career spanning more than 30 years in the chemical industry, she served in executive roles with Celanese, Hoechst, H. B. Fuller and Flint Ink, a global printing ink supplier for publication and packaging, where she served as President and Chief Operating Officer from 2003-2005. Since 2005, Ms. Welty has served as an executive advisor to private equity firms in transactions involving specialty chemical companies, providing advice on business valuations, due diligence, and value creation strategies. Since 2007 she has served on the board of directors of Vertellus, a global specialty chemical manufacturer serving the agriculture, nutrition, health care, personal care, plastics, inks and coatings market, with over half of its sales derived outside North America. She serves on both the compensation and audit committees of Vertellus. Ms. Welty holds a degree in Chemical Engineering from the University of Kansas.

The press release issued on August 16, 2010, by the Company announcing the appointment of Mr. Holland and Ms. Welty to the Board of Directors is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Bylaw Amendment Regarding Number of Directors

The Board of Directors approved an amendment to the Amended and Restated Bylaws of the Company (as amended and restated, the “Bylaws”), effective August 16, 2010, to modify the language in Section 3.02 to increase the number of authorized board members from eight to 10. The text of Section 3.02 of the Bylaws, effective August 16, 2010, is attached as Exhibit 3.1 to this report and is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Section 3.02 of the Amended and Restated Bylaws of the Company, effective August 16, 2010.

99.1	Press Release issued by the Company on August 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: August 18, 2010	By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Vice President and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Section 3.02 of the Amended and Restated Bylaws of the Company, effective August 16, 2010.

99.1	Press Release issued by the Company on August 16, 2010.